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2017 Executive Compensation Overview

Before you cast your vote on Management Resolution Item 3 – Advisory Vote to Approve Executive Compensation, please review the content of this Overview, as well as the more detailed information included in the Compensation Discussion and Analysis, compensation tables, and narrative in ExxonMobil’s 2017 Proxy Statement. Shareholder Engagement Shareholder engagement strategy focuses on transparent disclosure and wide-ranging dialogue between numerous shareholders and management. For 2016, this included:                – Webcast on May 12, 2016, available to all shareholders; and                – Individual conference calls on multiple occasions throughout the year with the Company’s largest shareholders. These engagements provided an excellent opportunity to discuss alignment between performance and pay, as well as the Company’s long-standing philosophy that executive compensation should be based on long-term performance, aligned with the investment lead times of the business, as our Proxy materials demonstrate. Compensation Committee Assessment of Executive Compensation Program In assessing the executive compensation program, the Compensation Committee on multiple occasions:                – Carefully considered the results of the 2016 advisory vote on executive compensation and the insights gained from this extensive dialogue;                – Evaluated alternate methods of granting compensation; and                – Received input and discussed this subject with its independent consultant. Based on this assessment, the Committee confirmed that the current compensation program best ensures an unwavering focus on the long-term performance of the business, which the Committee expects will continue generating strong operating and financial results for the benefit of the Company’s long-term shareholders. The Committee respects all shareholder votes, both “For” and “Against” our compensation program, and is committed to continued engagement with shareholders to ensure a full understanding of diverse viewpoints. Say-On-Frequency We remain committed to ensuring our compensation strategy fits with our business model and our industry. Further, the Company has a long-standing philosophy that executive compensation should be based on long-term performance, aligned with the investment lead times of the business. Consistent with its commitment to excellence in governance and responsiveness to shareholders, the Board will follow the frequency that receives the plurality of votes cast by shareholders on the non-binding resolution. The Board recommends that future advisory votes on executive compensation be held every year.

1

Executive Summary

Shareholder Feedback and Say-On-Pay Results

	2016	2015	2014	2013	2012	2011
"FOR"	**89%**	90%	90%	71%	78%	67%

- Through extensive shareholder engagement, we heard positive feedback on:
  - **Appropriate market orientation** based on realized *and* unrealized pay
  - Disclosure on **7 pre-established performance areas and metrics** that determine size of the incentive award at grant
  - **Long-term vesting** as a unique design feature that requires performance share holding through the commodity cycle
- We have identified, through dialogue with shareholders, opportunities to improve our disclosure and further clarify:
  - **Performance criteria at grant (versus vest)** strengthens the linkage between performance and pay, while allowing for longer vesting periods. This has been emphasized by using the term **performance share program** to describe our equity program, which has been consistently applied for 15 years to all executives worldwide, including the CEO
  - Use of **annual benchmarking** to assess market orientation and program design

Why Vote "For" Say-On-Pay?

- **Strong business performance** over the commodity cycle relative to industry peers (pages 2 and 3)
- Compensation is based on **significant performance differentiation** (pages 4 and 5)
- Program design is **fully integrated** with the **Company's business model** and **interests of long-term shareholders** (pages 6, 7, and 8)

Key Messages

How did we perform?	How do we link performance and pay?	How did we pay?	How do we manage risk?
• Best-ever safety performance • Industry-leading ROCE over the business cycle • 2016 results – Earnings of **$7.8 billion** – Distributed **$12.5 billion** to shareholders • Strongest balance sheet among industry peers	• Industry-leading results required in **7 pre-established performance areas and metrics**, over time periods aligned with investment lead times of the business, to achieve top level incentive award (pages 4 and 5)	• Bonus program **down 30 percent**, which **followed a 35-percent reduction** in 2015 • Ultimate value of long-term performance shares determined by share price at vest • Vesting periods that are **3 times longer** than competitors • CEO realized and unrealized pay at **43rd** percentile of benchmark companies (page 7)	• Significant performance share holding requirement through **long vesting periods** • Performance shares at **risk of forfeiture** and **cannot be used as collateral** for any purpose, including during retirement • **No change-in-control** arrangements and **no employment contracts** (page 8) • **Bonus clawback policy**

2 20 1 7 E x e c u t i v e C o m p e n s a t i o n O v e r v i e w How did we perform? > How do we link performance and pay? > How did we pay? > How do we manage risk? Industry-leading results in 7 pre-established performance areas and metrics over the investment lead times of the business, across companies within the oil and gas industry of similar scale and complexity, formed the basis for decisions made by the Compensation Committee in 2016 1. Safety and Operations Integrity Leading safety performance; indicator of business performance and underscores safety as a core value Lost-Time Injuries and Illnesses Rate: ExxonMobil Workforce(1) U.S. Petroleum Industry Benchmark(2) (incidents per 200,000 work hours) 0.20 0.15 0.10 0.05 0 2007 08 09 10 11 12 13 14 15 2016 3Free Cash Flow(3) Strong long-term free cash flow outpacing competitors Superior cash flow provides capacity for investments and shareholder distributions 10-Year Average 5-Year Average 2016 (dollars in billions) 25 20 15 10 5 0 –5 –10 –15 ExxonMobil Industry Group Chevron Shell Total BP Average 2. Return on Average Capital Employed (ROCE)(3) Balanced and highly competitive portfolio of resources, assets, and products, resulting in industry-leading ROCE over the business cycle 10-Year Average 5-Year Average 2016 (percent) 20 15 10 5 0 ExxonMobil Industry Group Chevron Shell Total BP Average 4. Shareholder Distributions(3)(4) Industry-leading shareholder distributions over    the business cycle Distributed 53 cents of every dollar of cash generated from operations and asset sales from 2007 to 2016 10-Year Average 5-Year Average 2016 (yield, percent) 7 6 5 4 3 2 1 0 ExxonMobil Industry Group Chevron Shell Total BP Average (1) Employees and contractors, includes XTO Energy Inc. data beginning in 2011. (2) Workforce safety data from participating American Petroleum Institute (API) companies; 2016 industry data not available at time of publication. (3) Industry group includes Chevron, Royal Dutch Shell, Total, and BP. Competitor data estimated on a consistent basis with ExxonMobil and based on public information. For definitions and more information, see Frequently Used Terms on the back page. (4) Total shareholder distributions divided by market capitalization. Shareholder distributions consist of cash dividends and share buybacks to reduce shares outstanding.

5. Total Shareholder Return(5) • Superior relative returns through a range of economic environments and business cycles • Leading the industry in TSR in all performance periods, aligned with the long investment lead times of our business Cumulative Shareholder Returns: Total Shareholder Return: ExxonMobil Industry Group Average(6) Brent Price(7) ExxonMobil Industry Group Average(6) (percent) (dollars per barrel) (percent) 60 120 12 10 40 80 8 20 40 6 4 0 0 2 –20 2007 08 09 10 11 12 13 14 15 2016 0 5 Years 10 Years 20 Years 30 Years    6 & 7. Strategic Business Results and Project Execution(8) A. Upstream: Capital-Efficient Resource Developments and Portfolio Enhancements Averaged 22.8 percent ROCE over the past 10 years    Added nearly 2.5 billion net oil-equivalent barrels of new resource and maintained a total resource base of 91 billion oil-equivalent barrels Completed five major Upstream projects in 2016, contributing about 250 thousand oil-equivalent barrels per day of working interest production capacity; start-up of 27 major projects since 2012 B. Downstream and Chemical: Growing the Value of Premier Integrated Businesses Averaged 22.7 percent ROCE over the past 10 years    Invested $4.7 billion, focused on higher-value products, feedstock flexibility, logistics, and energy efficiency Advanced construction of major expansions at our Baytown and Mont Belvieu, Texas, facilities, including a new world-scale 1.5-million-tonne-per-year ethane steam cracker and associated polyethylene units C. Unparalleled Financial Flexibility Financial strength a distinct competitive advantage Ability to invest in attractive opportunities    Access to financial markets on favorable terms    Respected partner of choice 2016 Total Capitalization and Leverage(9): (Total Capitalization, dollars in billions) 500 ExxonMobil 400 Shell 300 Chevron 200 Total BP 100 0 5 10 15 20 25 (Leverage, percent)    (5) Growth rate of an investor’s holdings with reinvestment of dividends. (6) Chevron, Royal Dutch Shell, Total, and BP weighted by market capitalization; shareholder return data for Total available from 1992. (7) Annual data calculated as average of daily prices from U.S. Energy Information Administration (EIA). (8) For more information, see the Summary Annual Report included with the Corporation’s 2017 Proxy Statement. (9) Total Capitalization defined as “Net Debt + Market Capitalization”; Leverage defined as “Net Debt / Total Capitalization.”

4 ExxonMobil 2017 Executive Compensation Overview

How did we perform? > **How do we link performance and pay?** > How did we pay? > How do we manage risk?

Compensation Design Objectives

Program that rewards outstanding performance, promotes retention, and encourages long-term business decisions

Performance Differentiation

- Overall level of performance share and bonus award grants is determined by the relative performance of the business
- Each executive's total compensation is highly differentiated by individual performance (chart 8, page 5)

Career Orientation

- Effective leadership results from broad range of experiences across the business cycle
  - CEO and other Named Executive Officers have career service with ExxonMobil ranging from 24 to more than 41 years
- Focus on attracting and retaining best talent available for a lifelong career
- Requires a compensation program that promotes retention by **delaying** majority of annual compensation and placing it at risk of forfeiture

Succession Planning and Continuity of Leadership

- Strong belief that executives must understand and align with the values and principles that support our business model; development and promotion from within helps us achieve this
- Continuity of leadership helps achieve critically important sustainable risk management

Compensation Committee Decisions

- **Annual benchmarking** conducted to assess market orientation and program design, including level of performance share grants
  - Evaluation of level of compensation requires comparison against other U.S. companies that generally have large scale and complexity, capital intensity, international operations, and proven sustainability over time
  - **Market orientation of ExxonMobil CEO combined realized and unrealized pay, over the period of 2006 to 2015, is at the 43rd percentile of the following 12 compensation benchmark companies:**

AT&T	Chevron	IBM	Procter & Gamble
Boeing	Ford Motor Company	Johnson & Johnson	United Technologies
Caterpillar	General Electric	Pfizer	Verizon

  - Tally sheets and pension modeling provide detailed information, by pay element, and allow for assessment against publicly available data for similar positions at comparator companies
  - Experience and level of responsibility are also key factors in assessing the contributions of individual executives
- **Industry-leading results** in **7 pre-established performance areas and metrics** over investment lead times of the business required to achieve a top quintile bonus and long-term performance share award
  - Assessment of business performance requires comparison against companies of similar scale and complexity in the same industry

Chevron	Royal Dutch Shell	Total	BP

5

Highest Performance Standards

Business Performance

- Industry-leading results in **7 pre-established performance areas and metrics** over investment lead times of the business required to achieve a top quintile bonus and long-term performance share award
  - – Outstanding performance in one area will not cancel out poor performance in another

Individual Performance

- Annual performance assessment through well-defined process covering executive officers and more than 1,700 executives worldwide across multiple business lines and staff functions
- Performance assessments are spread across 5 quintiles, each of which corresponds to an award level, widely differentiated between highest and lowest quintile, and determined by annual benchmarking
- **All 21 executive officers are expected to perform at the highest level or they are replaced**
  - – If it is determined that another executive would make a stronger contribution than the current officer, a succession plan is implemented and the incumbent is reassigned or separated

8. Performance Criteria and Award Matrix



Industry-Leading Performance in All 7 Key Areas:
Safety and Operations Integrity
Return on Average Capital Employed (ROCE)
Free Cash Flow
Shareholder Distributions
Total Shareholder Return (TSR)
Strategic Business Results
Project Execution
Performance Award Matrix
Quintile 1 2 3 4 5
Performance Shares 100% 80% 50% 30% 0%
Bonus 100% 80% 60% 50% 0%
Performance
CEO
Management Committee
Presidents
Executives
Pay Grade
Annual benchmarking determines number of shares of each quintile and pay grade

Scale and Complexity



(2016 Revenue, dollars in billions)
250
200
150
100
50
0
ExxonMobil
ExxonMobil Downstream
AT&T
Ford Motor Company
Verizon
General Electric
Chevron
Boeing
IBM
Johnson & Johnson
Procter & Gamble
United Technologies
Pfizer
Caterpillar
ExxonMobil Chemical
ExxonMobil Upstream

9. Scale of ExxonMobil vs. Benchmark Companies[1]

- Chart illustrates scale of ExxonMobil and each business segment on the basis of 2016 revenue
- All 3 business segments on a stand-alone basis would rank among other large companies based on revenue
- ExxonMobil is at or above the median of the compensation benchmark companies based on revenue (2.5x), market capitalization (1.8x), total assets (2.1x), net income (1.0x), and capital expenditures (5.6x)
- The Compensation Committee considers scale and complexity as relevant factors in assessing the appropriateness of pay levels

(1) Benchmark company data based on public information. Data represents the fiscal year ending in 2016, except market capitalization, which is as of December 31, 2016. Revenue includes sales-based taxes. Intersegment revenues are excluded.

6 ExxonMobil 2017 Executive Compensation Overview

How did we perform? > How do we link performance and pay? > **How did we pay?** > How do we manage risk?

Programs applied consistently for the past 15 years to all executives worldwide, including the CEO

Bonus Program

Three factors determine the annual bonus and focus executives on sustainable growth in shareholder value:

1. Size of annual bonus pool determined by a formula, aligned with **change in annual earnings**

   Annual Percent Change in Earnings[1]
   × Two-Thirds[2]
   = Percent Change in Bonus Program

2. Individual grant levels determined by **7 pre-established performance areas and metrics** (chart 8)
3. Half of annual bonus delayed until cumulative **earnings per share (EPS)** reach a specified level; EPS threshold at $6.50 in 2014, 2015, and 2016

10. Percent Change in Earnings[1] vs. Percent Change in Bonus Program


ExxonMobil Earnings(1)
Bonus Program
(percent)
120
90
60
30
0
−30
−60
2002 03 04 05 06 07 08 09 10 11 12 13 14 15 2016

2016 bonus represents 6 percent of CEO's reported pay and is **down 30 percent**, which **followed a 35-percent reduction** in 2015

Performance Share Program[3]

The following design principles result in a performance and risk profile aligned with the experience of long-term shareholders:

1. Performance award matrix determined by **annual benchmarking** (chart 8)
2. Number of performance shares at **grant** determined by **7 pre-established performance areas and metrics**
3. Value of performance shares at **vest** determined by share price at vest
4. Time between grant and vest aligns with **investment lead times of the business**

Vesting periods for senior executives far exceed typical three-year vesting that is common across most industries

- Performance shares vest 50 percent in 5 years from grant date and 50 percent in 10 years or retirement, whichever is later; these stock holding requirements are not accelerated upon retirement
- Better aligns with time frames over which business decisions affect long-term shareholder value

Illustration of long-term orientation of performance share program


Awards GRANTED based on business and individual performance
2006 07 08 09 10 2011 12 13 14 15 2016 17 18 19 20 21 22 23 24 25 2026
Awards VEST valued at share price when vested

Illustration shows retirement at year-end 2016; see page 9 for additional details concerning Mr. Tillerson's retirement

2016 performance share award is over 70 percent of CEO's reported pay; number of shares granted is consistent with 2015, reflective of **annual benchmarking** and **industry-leading results in 7 pre-established performance areas and metrics**

(1) The bonus program is based on an estimate of year-end earnings made in November of each year, such that payment can occur in that calendar year. Differences between actual and estimated earnings, either over or under, are factored into the following year's program. (2) The purpose of the two-thirds adjustment is to mitigate the impact of commodity price swings on short-term earnings performance. (3) The terminology used to describe our equity program has been updated to "Performance Share Program" to better reflect the strong connection between performance and pay; there have been no changes to the design of the program.

7

CEO Compensation

11. Reported Pay

- Pay granted to CEO in 2016 is consistent with 2015 and down from 2014
- Change reflective of decrease in annual bonus and increase in share price


Salary
Bonus
Performance Share Award
All Other Compensation
Change in Pension Value(1)
(dollars)
$4,683,892
$455,420
$21,420,000
$3,670,000
$2,867,000
$3,036,167
$540,291
$18,288,000
$2,386,000
$3,047,000
$2,249,342
$575,850
$19,731,375
$1,670,000
$3,167,000
2014
2015
2016
Total Reported Pay:
$33,096,312
$27,297,458
$27,393,567

12. Reported Pay vs. Realized Pay

- Realized pay represents on average 47 percent of total reported pay from 2006 to 2016
- Delta results from large portion of reported pay in equity with long vesting periods


Reported Pay
Realized Pay
(dollars in millions)
40
35
30
25
20
15
10
5
0
2006 07 08 09 10 11(3) 12 13 14 15 2016
Realized Pay as a Percentage of Reported Pay:
30% 47% 32% 31% 49% 71% 39% 56% 55% 57% 53%

13. Realized Pay vs. Benchmark Companies(2)

- CEO's realized pay is below the median of compensation benchmark companies for most of the period between 2006 to 2015
- In 2015, CEO's realized pay ranked 7 of 13


ExxonMobil
Compensation Benchmark Company:
Median
Highest
(dollars in millions)
80
60
40
20
0
2006 07 08 09 10 11(3) 12 13 14 2015

14. Realized and Unrealized Pay(2)

- CEO's combined realized and unrealized pay, from 2006 to 2015, is at the 43rd percentile of compensation benchmark companies

2006 to 2015	ExxonMobil Percentile	Position
Realized Pay	29%	9 of 13
Combined Realized and Unrealized Pay	**43%**	**8 of 13**

- With pension value and nonqualified deferred compensation included, the orientation is between the 43rd and 65th percentiles, depending on the method of quantifying pension values

For definitions of the terms "Reported Pay," "Realized Pay," and "Unrealized Pay" as used in this *Overview*, as well as a list of our compensation benchmark companies, see Frequently Used Terms on the back page. (1) Interest rate changes: from 3.5% for 2013; to 3.0% for 2014; to 2.75% for 2015; to 2.25% for 2016. (2) 2016 benchmark company data not available at time of publication. (3) Exercised last stock options granted in 2001 that would have expired in 2011. No stock options granted since 2001.

8 ExxonMobil 2017 Executive Compensation Overview

How did we perform? > How do we link performance and pay? > How did we pay? > **How do we manage risk?**

Long Vesting Periods

ExxonMobil's vesting periods far exceed competitors, are strongly integrated with our business model, and are aligned with long-term shareholder interests, **resulting in extensive stock holding through the commodity cycle**

15. Integration of Industry Environment and Compensation Program Design

- Chart depicts *cumulative* vested shares year on year, as compared to Brent price as an indicator of oil and gas industry performance


ExxonMobil(1)
Alternate(2)
Brent Price(3)
(number of vested shares)
(dollars per barrel)
1,200
1,000
800
600
400
200
0
120
100
80
60
40
20
0
All awards fully vested
84%
19%
2006 07 08 09 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 2026

- Illustrates that a program with shorter term vesting enables an opportunity to monetize and diversify investment of realized pay at a much faster pace
- In this example, in 2013, on the eve of a greater than 50 percent crude price decline, an alternate formula-based program with three-year vest resulted in payout of **84 percent** of awards granted versus ExxonMobil program where only **19 percent** of awards granted had vested

Sound Governance Practices

How our program discourages inappropriate risk taking:

√ Extensive performance share holding requirement through total compensation that is heavily weighted towards the performance share program with long vesting periods

- Executives see a one-for-one change in compensation through share price, aligned with the experience of the long-term shareholder
- After retirement, ExxonMobil senior executives continue to have performance shares unvested, which are at risk of forfeiture for 10 years, and cannot be used as collateral for any purpose
- Alternative programs in which performance criteria apply to the vest date require greater line of sight and thus shorter vesting periods; earlier payout schedules entail a leveraged formula that could focus executives on short-term results at the expense of long-term sustainable growth in shareholder value

√ Unvested performance shares and the delayed payout of half of the annual bonus are subject to forfeiture for resignation or detrimental activity, with no accelerated payout at retirement

√ Bonus clawback policy

√ No employment contracts, severance agreements, or change-in-control arrangements for the CEO and other Named Executive Officers

√ No guaranteed bonuses or additional grants to balance changes in value of prior grants

For the example in chart 15, for both the ExxonMobil and Alternate programs, 100 shares are granted each year from 2006 to 2016. (1) ExxonMobil performance share program: 50 percent of an annual grant of performance shares vests in 5 years and the other 50 percent vests in 10 years or retirement, whichever is later. (2) Hypothetical alternate formula-based program: percent of target shares that pay out depending on ExxonMobil's relative three-year TSR rank versus our primary competitors: Chevron, Royal Dutch Shell, Total, and BP. TSR ranking has been determined by a Monte Carlo simulation that applies equal probability to each rank position. The Monte Carlo simulation method is consistent with U.S. GAAP accounting principles for valuing performance stock awards. Payout schedule as follows: 200% of target if ranked 1; 150% of target if ranked 2; 75% of target if ranked 3; and, 0% of target if ranked 4 or 5. (3) Annual data calculated as average of daily prices from U.S. Energy Information Administration (EIA).

9 Chairman and Chief Executive Officer Retirement Rex W. Tillerson, Chairman and CEO of ExxonMobil, retired at year-end 2016 after more than 41 years of service, and was succeeded by Darren W. Woods effective January 1, 2017. Subsequent to his retirement, ExxonMobil reached an agreement with Mr. Tillerson to comply with conflict- of-interest requirements associated with his appointment as U.S. Secretary of State on February 1, 2017. Severed all financial ties, including all forms of compensation, benefits, and perquisites • Mr. Tillerson surrendered all unvested performance shares, earnings bonus units, and entitlement to other benefits such as retiree medical and dental benefits, and administrative, financial, and tax support Established an irrevocable Ethics-Compliance Trust (“Trust”) • Funded based on valuation of surrendered performance shares, less reduction to reflect guidance provided by the Office of Government Ethics (“OGE”) • Structured to maintain the long-term design of ExxonMobil’s performance share program                – Payments from the Trust correspond to the vesting schedule of performance shares that otherwise would have applied as a retired employee, including payout over 10 years                – No acceleration except in the event of death • Independently managed and prohibited from investing in ExxonMobil, with assets managed consistent with government ethics rules • Subject to specific risk of forfeiture that prohibits Mr. Tillerson from working in the oil and/or gas industry during the 10-year payout period                – In the event of forfeiture, the money would be distributed to one or more charities involved in fighting poverty or disease in the developing world; neither Mr. Tillerson nor ExxonMobil would have any control over the selection of the charities 16. Illustration of Trust to mirror long-term orientation of performance share program 2017 18 19 20 21 22 23 24 25 2026 Distributions from Trust mirror vesting schedule and do not fully pay out until 2026 Funded Trust Final Distribution February 1, 2017 December 1, 2026 Impact on compensation, benefits, and perquisites • Net effect of the agreement was a reduction of approximately $7 million:                – $2.8 million in value of performance shares, to reflect OGE guidance                – $3.9 million value of outstanding earnings bonus units                – Discontinued benefits such as retiree medical and dental benefits, and administrative, financial, and tax support

Frequently Used Terms Please also read the footnotes contained throughout this Overview for additional definitions of terms we use and other important information. Reported Pay is Total Compensation reported in the Summary Compensation Table, except for years 2006 to 2008, where the grant date value of restricted stock as provided under current SEC rules is used to put all years of compensation on the same basis. Realized Pay is compensation actually received by the CEO during the year, including salary, current bonus, payouts of previously granted earnings bonus units (EBUs), net spread on stock option exercises, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date. Amounts for compensation benchmark companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans. Unrealized Pay is calculated on a different basis from the grant date fair value of awards used in the Summary Compensation Table. Unrealized Pay includes the value based on each compensation benchmark company’s closing stock price at fiscal year-end 2015 of unvested restricted stock awards; unvested long-term share and cash performance awards, valued at target levels; and the “in the money” value of unexercised stock options (both vested and unvested). If a CEO retired during the period, outstanding equity is included assuming that unvested awards, as of the retirement date, continued to vest pursuant to the original terms of the award. Compensation Benchmark Companies consist of AT&T, Boeing, Caterpillar, Chevron, Ford Motor Company, General Electric, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United Technologies, and Verizon. For consistency, CEO compensation is based on compensation as disclosed in the Summary Compensation Table of the proxy statements as of August 1, 2016. Free Cash Flow is cash flow from operations and asset sales less additions to property, plant and equipment, and additional investments and advances, plus collection of advances. For additional information, see page 45 of the Summary Annual Report included with the Corporation’s 2017 Proxy Statement. Shareholder Distributions represent the cash to shareholders in the form of both dividends and share purchases. Shares are purchased both to reduce shares outstanding and to offset shares issued in conjunction with company benefit plans and programs. For purposes of calculating distributions to shareholders, the Corporation only includes the cost of those shares purchased to reduce shares outstanding. The yield represented in chart 4 is the total shareholder distributions divided by market capitalization. For additional information, see page 45 of the Summary Annual Report included with the Corporation’s 2017 Proxy Statement. Return on Average Capital Employed (ROCE) for the Corporation is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. For this purpose, capital employed means the Corporation’s net share of property, plant and equipment, and other assets less liabilities, excluding both short-term and long-term debt. For additional information, see pages 44 and 45 of the Summary Annual Report included with the Corporation’s 2017 Proxy Statement. Statements regarding future events or conditions are forward-looking statements. Actual future results, including project plans, schedules, and results, as well as the impact of compensation incentives, could differ materially due to changes in oil and gas prices and other factors affecting our industry, technical or operating conditions, and other factors described in Item 1A “Risk Factors” in our most recent Form 10-K. References to oil-equivalent barrels and other quantities of oil and gas herein include amounts not yet classified as proved reserves under SEC rules, but which we believe will ultimately be moved into the proved category and produced. The term “project” can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Exxon Mobil Corporation Corporate Headquarters 5959 Las Colinas Blvd. Irving, Texas 75039-2298 exxonmobil.com